UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2021

ADIENT PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC

Dublin 1, Ireland D01 H104

(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value $0.001	ADNT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2021, the Board of Directors (“Board”) of Adient plc (“Adient”) approved, pursuant to Adient’s 2021 Omnibus Incentive Plan, a form of Restricted Shares or Restricted Share Unit Award Agreement (the “RSU Agreement”). The RSU Agreement will be used to grant restricted stock unit awards to certain Adient employees, including certain of Adient’s executive officers, with a grant date fair value in an amount equal to 30% of the recipient’s salary as in effect at the time of grant. The restricted stock unit awards are being granted in replacement of 30% of one year’s salary and other compensatory benefits that recipients of the restricted stock units are forfeiting as a result of mandatory salary reductions, in order to further Adient’s commitment to aligning pay with performance and the interests of Adient’s employees and officers with those of its shareholders. The restricted stock unit awards granted under the RSU Agreement are expected to have a grant date of July 1, 2021 and will vest upon the one-year anniversary of the grant date (subject to continued vesting upon retirement or an involuntary termination without cause, or accelerated vesting upon death or disability). The foregoing description of the RSU Agreement is not complete and is qualified in its entirety by the RSU Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Although the current salary reduction program is intended to include only certain Adient employees, including certain of Adient’s executive officers, and to be in place for one year only, the Board, or the Human Capital and Compensation Committee of the Board, may decide to implement similar programs in the future for Adient’s employees, including the named executive officers, as it continues to evaluate appropriate positioning to market and seeks to ensure that Adient is able to engage, motivate and retain key talent, while balancing shareholder interests.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Restricted Shares or Restricted Share Unit Award Agreement for certain salary reduction replacement grants made under the Adient plc 2021 Omnibus Incentive Plan.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC

Date: June 30, 2021	By:	/s/ Heather M. Tiltmann
	Name:	Heather M. Tiltmann
	Title:	Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary